Exhibit 10.1

RECIPIENT: ____________________________

SUBSCRIPTION INSTRUCTIONS

By accepting delivery of this Subscription Agreement, you agree to return it and all related documents you receive to Quantum Computing Inc. if you decide not to subscribe to purchase the securities offered. Distribution of the subscription materials to any person other than the person named above (or to individuals retained to advise him, her or it with respect thereto) is unauthorized, and any reproduction thereof or the divulgence of any of their contents without the prior written consent of Quantum Computing Inc. is prohibited.

Investors interested in making an investment in Quantum Computing Inc. should:

(1)	date, sign and complete the information requested on the signature page to the attached Subscription Agreement,

(2)	complete and sign the accompanying Certificate of Accredited Investor Status,

(3)	submit a check for the Subscription Amount made payable to Quantum Computing Inc. to the address indicated in (4) below or transmit funds via wire to the following account:

Quantum Computing Inc. Wiring Instructions

Bank:

Routing:

Account:

Beneficiary: Quantum Computing Inc.

(4)	Quantum Computing Inc.

215 Depot Court SE, Suite 215

Leesburg, VA 20175

ATTENTION SUBSCRIBERS: NO SUBSCRIPTION WILL BE ACCEPTED UNLESS ALL DOCUMENTATION PRESCRIBED HEREIN IS FULLY COMPLETED AND EXECUTED. ANY MATERIALS RECEIVED THAT ARE INCOMPLETE IN ANY RESPECT WILL BE RETURNED BY THE SELLER.

SUBSCRIPTION AGREEMENT

THIS SUBCRIPTION AGREEMENT (the “Agreement”) dated as of the date set forth on the signature page to this Agreement by and between Quantum Computing Inc., a Delaware corporation (the “Company” or the "Seller"), and the subscriber identified on the signature page hereto (the “Subscriber”), sets forth certain representations, covenants and agreements between Seller and Subscriber.

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Seller shall issue and sell to Subscriber, and Subscriber shall purchase, in the aggregate, the number of Units (as defined in Section 1) as is set forth on the signature page hereto. The Company is offering (the “Offering”) up to 1,000,000 shares of the Seller’s common stock, par value $.0001 per share (the “Shares”), and warrants to purchase up to 500,000 shares of Stock (the “Warrants”). The Warrants are paired with the Stock on the basis of one Warrant for every two shares of common stock purchased. The Warrants are exercisable at any time prior to the fifth anniversary of their issuance at an exercise price equal to $2.00 per share and are otherwise subject to the terms and conditions set forth in the form of Warrant attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Seller and Subscriber hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from Seller the number of shares of Stock and Warrants (collectively, the “Units”) set forth under its name on the signature page hereto at a purchase price of $1.00 per Unit (the “Offering Price”). In reliance upon the representations and warranties of Subscriber contained herein, Seller agrees to sell such Units to Subscriber at the Offering Price upon the acceptance of the subscription as evidenced by the execution of this Agreement by an officer of Seller. This Agreement may not be terminated before the acceptance or rejection hereof by Seller in accordance with this Agreement, unless otherwise required by applicable state law. As a condition precedent to the obligations of the parties contained herein, (1) the Subscriber shall execute and deliver to the Seller the purchaser questionnaire and certificate of accredited investor status, in the form of Exhibit A attached hereto, and (2) the parties shall each deliver any and all evidence of corporate authorization or other appropriate documentation as may be requested by the other party in its reasonable discretion.

2. Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Units. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a)	Subscriber understands that separate subscription agreements will be executed with other Subscribers for up to 1,000,000 Units to be sold in the Offering;

(b)	The subscription for Units shall be deemed to be accepted only when this Agreement has been signed by an authorized officer of Seller; the deposit of the Subscription Amount (as defined in Section 3) for clearance will not be deemed an acceptance of this Agreement;

(c)	Seller shall have the right to allocate Units among subscribers in any manner it may desire, or to increase the maximum amount of Units in the Offering, in the event of an oversubscription;

(d)	The payment of the Subscription Amount will be returned promptly, without interest, if Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled, which Seller may determine to do in its sole discretion;

(e)	Seller may accept any subscriptions then in its receipt (each a “Closing”) until all 1,000,000 Units offered hereby are sold;

(f)	Certificates representing the Shares and the Warrants purchased will be issued in the name of each Subscriber within fourteen (14) days of each Closing;

(g)	The representations and warranties of Seller and Subscriber set forth herein shall be true and correct as of the date that Seller accepts this subscription, and Subscriber agrees to furnish Seller such other information as Seller may reasonably request in order to verify the accuracy of the information contained herein and to notify Seller immediately of any material change in the information provided herein that occurs prior to Seller’s acceptance of this Agreement; and

(h)	Contemporaneously with the execution and delivery of this Agreement, Subscriber shall execute and deliver the Certificate of Accredited Investor Status, and shall submit payment in the form of a check made payable to Quantum Computing Inc. or wire to Seller, to hold in a non-interest bearing account, immediately available funds in the amount equal to the Offering Price multiplied by the number of Units for which Subscriber has subscribed (the “Subscription Amount”) in accordance with the Subscription Instructions attached to this Agreement.

3. Terms of Subscription. Except as required by law, Subscriber is not entitled to cancel, terminate or revoke this Agreement or any related agreements of Subscriber hereunder. This Agreement and such other agreements shall survive the death or disability of Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If Subscriber is more than one person, the obligations of Subscriber hereunder shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person. If Subscriber is not a United States citizen, Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units.

4. Representations and Warranties of Subscriber. Each Subscriber, for itself and for no other Subscriber, hereby acknowledges, represents and warrants as follows (with the understanding that the Seller will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Subscriber in order to comply with federal and state securities laws):

(a)	Subscriber is acquiring the Units for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable state securities laws;

(b)	Standing of Subscriber. If Subscriber is an entity, such Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. If Subscriber is a natural person, such Subscriber is not a minor and has the legal capacity to enter into this Agreement;

(c)	Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Stock and accept the Warrants. The execution, delivery and performance of this Agreement by Subscriber and, if Subscriber is an entity, the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or stockholders is required, as applicable. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Purchaser in accordance with the terms thereof;

(d)	No Conflicts. If Subscriber is an entity, the execution, delivery and performance of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and will not result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, as applicable;

(e)	Subscriber understands that (i) the Units (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) and/or Regulation D thereof, and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) Subscriber must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom under Rule 144 of the Securities Act. Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of Subscriber expressed herein.

(f)	Such Subscriber acknowledges that it has had the opportunity to review this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder as well as the SEC Reports (as defined herein) and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g)	Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting its interest in connection with the acquisition of the Units. To the extent deemed necessary by Subscriber, Subscriber has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Units and their suitability for Subscriber. Subscriber has the ability to bear the economic risks of its investment in Seller, including a complete loss of the investment, and has no need for liquidity in such investment. Subscriber understands that the acquisition of the Units is a speculative investment that involves substantial risks and that Subscriber could lose its entire investment in the Units.

(h)	In making this investment decision, Subscriber is relying solely on the Transaction Documents and SEC Reports and investigations made by it and its representatives. The offer to purchase the Units was communicated to Subscriber in such a manner that it was able to ask questions of and receive answers from the management of Seller concerning the terms and conditions of the proposed transaction, and at no time was Subscriber presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.

(i)	Subscriber acknowledges that it has been advised that the Units offered hereby have not been approved or disapproved by the SEC or any federal or state agency or any other governmental or state agency, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by Seller. The Units have not been recommended or endorsed by any federal or state securities commission or regulatory authority, nor have such authorities confirmed the accuracy or determined the adequacy of any representation.

(j)	Subscriber acknowledges and is aware that there has never been any representation, guarantee or warranty made by Seller or any officer, director, employee, agent or representative of Seller, expressly or by implication, as to (i) the approximate or exact length of time that Subscriber will be required to remain a shareholder of Seller; (ii) the percentage of gain or loss to be realized, if any, as a result of this investment; (iii) when or if the price per share of common stock will make conversion of the Warrants economically feasible; or (iv) that the past performance or experience on the part of Seller, or any future expectations, will in any way indicate the predictable results of the ownership of Units or of the overall financial performance of Seller;

(k)	Such Subscriber is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and affirmed by Subscribers in the completed Purchaser Questionnaire and the executed Certificate of Accredited Investor Status attached hereto as Exhibit A, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information in any documents delivered by the Subscriber in connection with this Agreement, including, but not limited to the Purchaser Questionnaire, is true, correct and complete in all respects as of the date hereof. The Subscriber agrees promptly to notify the Company in writing of any change in such information after the date hereof.

(l)	Transfer or Resale. Such Subscriber understands that: (i) the Units have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Subscriber shall have delivered to the Seller (if requested by the Seller) an opinion of counsel to such Subscriber, in a form reasonably acceptable to the Seller, to the effect that such Units to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Subscriber provides the Seller with reasonable assurance that such Units can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Units under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Seller nor any other person is under any obligation to register the Units under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(m)	Legends. The Subscriber understands and agrees that the Seller will cause any necessary legends in addition to representations to be placed upon any instruments(s) evidencing ownership of the Units, together with any other legend that may be required by federal or state securities laws or deemed necessary or desirable by the Seller.

(n)	No Market Manipulation. Subscriber and Subscriber’s affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Shares, to facilitate the sale or resale of the Units or affect the price at which the Shares or shares of Common Stock underlying the Warrants may be issued or resold.

(o)	Subscriber’s subscription and payment for, and its continued beneficial ownership of the Units, will not violate any applicable securities or other law, nor result in the breach of or constitute a default under any agreement, instrument, law or court decree to which Subscriber is a party or by which it is bound.

(p)	If Subscriber is a natural person, Subscriber has reached the age of majority in the state in which Subscriber resides, maintains his or her domicile at the address shown on the signature page hereof, and the funds provided for acquiring the Units are either separate property or community property over which Subscriber has the right of control or are otherwise funds as to which it has the sole right of management.

(q)	If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity (an “Entity”): (i) such Entity has the full legal right and power and all authority and approval required to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the purchase of the Units and to purchase and hold such Units, (ii) the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring such Units, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

(r)	If Subscriber is a retirement plan or is investing on behalf of a retirement plan, Subscriber acknowledges that investment in the Units poses additional risks including the inability to use losses generated by an investment in the Units to offset taxable income.

5. Representations and Warranties of Seller. Seller hereby represents and warrants to Subscriber as follows:

(a)	Seller is duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would materially and adversely affect the business or financial condition, properties or operations of Seller.

(b)	Seller has duly authorized the issuance and sale of the Units, and when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Seller other than restrictions on transfer provided for in this Agreement, and in accordance with the terms of this Agreement by all requisite corporate action, and the execution, delivery and performance of any other agreements and instruments executed in connection herewith. This Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

(c)	The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Seller of this Agreement, other than: (i) the filings required pursuant to this Agreement and (ii) the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(d)	The proceeds from the Offering will be used by Seller for general working capital purposes including marketing and expenses of litigation to protect its intellectual property.

(e)	SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(f)	Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Units or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act.

(g)	Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such subsidiary, and neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)	Compliance. Except as disclosed in the SEC Reports neither the Company: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company, nor has the Company or received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(i)	Environmental Laws. The Company (i) is in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) has received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(j)	Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(k)	Title to Assets. The Company has good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company is in compliance. “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

(l)	Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with its business as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(m)	Transactions With Affiliates and Employees. None of the officers or directors of the Company, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(n)	Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(o)	Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Units, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(p)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)	Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company(or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(r)	Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted in accordance with the terms of the Company’s stock option plan. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or their financial results or prospects.

(s)	Office of Foreign Assets Control. Neither the Company, nor to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(t)	U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Subscriber’s request.

(u)	Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(v)	Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

6.	Removal of Legends on Shares and Warrants.

i.	The Shares and Warrants may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares and Warrants other than pursuant to an effective Resale Registration Statement or Rule 144, to the Company or to an Affiliate of a Subscriber or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares and Warrants under the Securities Act.

ii.	The Subscribers agree to the imprinting, so long as is required by this Section 6, of a legend on any of the Shares or Warrants in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares or Warrants to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares or Warrants to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares or Warrants may reasonably request in connection with a pledge or transfer of the Shares or Warrants.

iii.	Certificates evidencing the Shares or shares of common stock underlying the Warrants shall not contain any legend (including the legend set forth in Section 6 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act (including the Resale Registration Statement), (ii) following any sale of such Shares or shares of common stock underlying the Warrants pursuant to Rule 144, (iii) if such Shares or shares of common stock underlying the Warrants are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (“Liquidity Date”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Liquidity Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective Resale Registration Statement to cover the resale of the common stock underlying the Warrants, or if the common stock underlying Warrants may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such common stock underlying the Warrants shall be issued free of all legends. The Company agrees that following the Liquidity Date or at such time as such legend is no longer required under this Section 6, it will, no later than three Trading Days following the delivery by a Subscriber to the Company of a certificate representing common stock underlying Warrants, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Subscriber a certificate representing such shares that is free from all restrictive and other legends.

iv.	In addition to such Subscriber’s other available remedies, the Company shall pay to a Purchaser such liquidated damages and other amounts as described in the Warrants.

7. Equal Treatment of Purchasers. No consideration (including any modification of this Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Subscriber by the Company and negotiated separately by each Subscriber, and is intended for the Company to treat the Subscribers as a class and shall not in any way be construed as the Subscribers acting in concert or as a group with respect to the purchase, disposition or voting of the Shares or otherwise.

8. Additional Shares. From the date hereof until the date when the Purchaser no longer holds any Securities, if the Company shall issue any shares of Common Stock, except for Excepted Issuances (as defined below), for a consideration less than $1.00 per share (as adjusted for any reverse stock split or forward stock split consummated after the date hereof) (the “Subsequent Share Price”), the Company shall issue additional shares of Common Stock to the Purchaser, for no further consideration, such that the total amount of shares of Common Stock the Purchaser will have received pursuant to this Agreement, shall equal the Subscription Amount divided by the Subsequent Share Price. By way of example only, if the Subscription Amount is $100,000 and the Purchaser thus receives 100,000 shares pursuant to this Agreement, and if the Company subsequently issues shares of Common Stock at a Subsequent Share Price of $0.80, then the Company shall issue to the Purchaser, for no further consideration, an additional 25,000 shares (100,000 divided by $0.80 equals a total of 125,000 shares and the Purchaser has already been issued 100,000 shares). “Excepted Issuances” means with regard to the Company: (i) the issuance of equity in full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the issuance of securities in connection with strategic license agreements and other partnering arrangements, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and (iii) the issuance of equity or the issuances or grants of options to purchase equity to employees, directors, and consultants, and (iv) the sale of securities through an equity line registered with the SEC.

9. Confidentiality. Subscriber understands, acknowledges and agrees with Seller that certain of the information disclosed to Subscriber in connection with this investment decision may be confidential and non-public and agrees that all such information shall be kept in confidence by Subscriber and neither used for its personal benefit nor disclosed to any third party for any reason, provided, however, that a Subscriber may disclose such information to its attorneys, accountants, consultants, and other professionals to the extent necessary in connection with his or her investment in the Seller so long as any such professional to whom such information is disclosed is made aware of the Subscriber’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto; and provided that this confidentiality obligation shall not apply to any such information that (i) is part of the public knowledge or literature, (ii) becomes part of the public knowledge or literature (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription agreement entered into with Seller). In addition, Subscriber may disclose any information as may be required by law or applicable legal process; provided, however, to the extent permitted by law or applicable legal process, Subscriber shall provide Seller at least five business days prior written notice before making any such disclosure.

10. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Subscribers which purchased at least 50.1% in interest of the Units based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Subscriber (or group of Subscribers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Subscribers relative to the comparable rights and obligations of the other Subscribers shall require the prior written consent of such adversely affected Subscriber. Any amendment effected in accordance with this Section 9 shall be binding upon each Subscriber and holder of Shares and Warrants and the Company.

11. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Subscriber (other than by merger). Any Subscriber may assign any or all of its rights under this Agreement to any Person to whom such Subscriber assigns or transfers any Shares or Warrants, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares or Warrants, by the provisions of the Transaction Documents that apply to the “Subscribers.”

13. Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Section 12 shall survive (i) the acceptance of this Agreement by Seller, (ii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (iii) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants herein and that Seller has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Units. Subscriber hereby agrees to indemnify, defend and hold harmless Seller, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

14. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered by facsimile transmission, confirmed in writing, by overnight delivery service, or three business days after the posting thereof by first class mail, postage prepaid, to the appropriate party at its address set forth on the signature page hereof or at such other address as any party shall have specified by notice in writing to the others.

15. Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

16. Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement of Subscriber and Seller relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than New Jersey. In addition, the laws of the State of New Jersey shall apply to any claims brought by any parties hereto which relate to the Offering, whether or not such claim is based on contract law. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile copy of this executed Agreement shall be treated as an original.

19. Gender. All personal pronouns used in this Agreement shall be deemed to include the masculine, feminine and neuter genders.

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of      , 2020.

Signature

Print Name:

Title if Entity:

Address:

Tax ID No.:

Subscription Amount @ $1.00 per Unit:

Number of Shares:

Number of Warrants @ 50% coverage:

Exhibit A

CERTIFICATE OF ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has checked the box below indicating the basis on which he, she or it is representing his, her or its status as an “accredited investor”:

□	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

□	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

□	an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

□	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000;

□	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

□	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the prospective investment;

□	an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

□	an individual who is a director or executive officer of Quantum Computing Inc..

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status effective as of the      day of     , 2020.

Signature:

Print Name:

Title if Entity:

Exhibit B

WARRANT

(Annexed hereto)